                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors
Electronic Data Systems Corporation:

We consent to incorporation by reference in the following registration statements of Electronic Data Systems Corporation of our report dated February 1, 2000, relating to the consolidated balance sheets of Electronic Data Systems Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related schedule, which report appears in the 1999 annual report on Form 10-K of Electronic Data Systems Corporation.

              Registration
Form          Statement No.             Description
----          -------------             -----------
S-8        333-89903            EDS Executive Deferral Plan

S-3        333-84675            Electronic Data Systems Corporation Common Stock

S-3        333-50971            Electronic Data Systems Corporation Common Stock

S-3        333-10145            Electronic Data Systems Corporation Debt Securities

S-8        2-94690              1996 Electronic Data Systems Corporation Stock Purchase Plan
           (Post Effective
           Amendment No. 2)

S-8        2-94691              Electronic Data Systems Corporation 1996 Incentive Plan
           (Post Effective
           Amendment No. 2)

S-8        33-64681             EDS Deferred Compensation Plan
           (Post Effective
           Amendment No. 1)

S-8        33-36443             EDS Deferred Compensation Plan
           (Post Effective
           Amendment No. 1)

S-8        33-54833             EDS Puerto Rico Savings Plan
           (Post Effective
           Amendment No. 1)

S-8        333-22077            Performance Share, 1997 Nonqualified Stock Option Plan of Electronic
                                Data Systems Corporation

S-3        333-08621            Electronic Data Systems Dividend Reinvestment Plan

                                        /s/ KPMG LLP

Dallas, Texas
March 15, 2000